Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Infrastructure Construction Corporation

We hereby consent to the use of our report dated September 2, 2009, except for footnote 20, which is dated March 25, 2010, with respect to the financial statements of China Infrastructure Construction Corporation in the Amendment No. 1 to Registration Statement on Form S-1 to be filed on or about April 26, 2010. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner + Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 26, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net